Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of First Industrial Realty Trust, Inc. on Form S-3 of our report dated February 17, 1998, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. (the "Company") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which is included in the Company's 1997 Annual Report on Form 10-K, and our reports dated December 30, 1997, January 9, 1998, January 9, 1998 and February 17, 1998 on our audit of each of the combined historical statement of revenues and certain expenses of the 1997 Acquisition V Properties, the 1997 Acquisition VI Properties, the 1997 Acquisition VII Properties and the 1997 Acquisition VIII Properties, respectively, for the year ended December 31, 1996 which are included in the Company's Current Report on Form 8-K filed December 23, 1997 as amended by Form 8-K/A No. 1 filed January 22, 1998 and as amended by Form 8-K/A No. 2 filed on February 26, 1998. We also consent to the reference to our firm under the caption "Experts".



                                             Coopers & Lybrand L.L.P.



Chicago, Illinois
May 28, 1998